EXHIBIT 23.3

Consent of Independent Actuary

We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire Group, Inc. (“United Fire”) for the year ended December 31, 2018 in Item 1. “Business” under the heading “Reserves” under the subheading “Continuing Operations - Property and Casualty Insurance Business” and Item 7, “Management's Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Critical Accounting Policies” under the subheadings “Incurred But Not Reported (IBNR) Reserves” and “Independent Actuary” under “Loss and Loss Settlement Expenses - Continuing Operations.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table:

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923/ 333-178095	Pertaining to United Fire's 2005 non-qualified non-employee director stock option and restricted stock plan
S-8	333-151074/ 333-196251	Pertaining to United Fire's Stock Plan

February 28, 2019	/s/ Steven J. Regnier
Regnier Consulting Group, Inc.
Steven J. Regnier, President